Exhibit 10.3

AWARD AGREEMENT

UNDER THE ALLIANCE

COMMISSION SUBSTITUTION PLAN

You have been granted an Award under the Alliance Commission Substitution Plan (the “Plan”), as specified below:

Participant (“you”):

Projected Amount of Award:

Date of Grant:

In connection with your grant of the Award, you and the Company agree as set forth in this agreement (the “Agreement”).  The Plan provides a description of the terms and conditions governing the Award.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms have the meanings given them in the Plan, unless specifically stated otherwise in this Agreement.

It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon you.  The Committee is under no obligation to treat you or your Award consistently with the treatment provided for other participants in the Plan. It is further expressly understood and agreed by you that:

(a)                                  This Agreement does not confer upon you any right to continuation of employment by a Company, nor does this Agreement interfere in any way with a Company’s right to terminate your employment at any time.

(b)                                 This Agreement will be subject to all applicable laws, rules, and regulations.

(c)                                  This Agreement will be governed by, and construed in accordance with, the laws of the state of New York (without regard to conflict of law provisions).

(d)                                 This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award.  Any prior agreements, commitments or negotiations concerning this Award are superseded.

This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of  .

Alliance Capital Management L.P.

By:
Name: Robert H Joseph, Jr.
Title: CFO, Senior Vice President

Participant

Name:

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